Exhibit 99.3

DynTek Announces Organizational Changes and Additional G&A Cost Reductions

IRVINE, Calif., March 13 /PRNewswire-FirstCall/ — DynTek, Inc. (OTC Bulletin Board: DYTK - News), a leading provider of professional technology services, announced today that the Company has begun implementing organizational and executive compensation changes and cost reductions that are expected to reduce general and administrative (G&A) expenses by an additional $800,000 annually. The reductions are in addition to the $1.6 million in reductions previously announced.

Mark E. Ashdown, who has served as the Company’s corporate controller since May 2005, will be appointed to the position of chief financial officer, effective April 1, 2006. Ashdown has an extensive financial background, with direct experience managing cost reductions and containment at a national level. Prior to DynTek, Ashdown served as the general manager for a manufacturing organization, where he reduced costs, while improving efficiency, by streamlining operations across finance, purchasing, logistics, human resources, health and safety, inside sales, research and development and production. He has a MBA from the University of Redlands and a BS from Brigham Young University.

The company also announced that Robert Webber, who has served as the Company’s chief financial officer since July 2004, and the Company’s president since July 2005, will resign effective March 31, 2006 to pursue other opportunities.

“It was a difficult decision to leave DynTek, but I strongly feel that the time is right to pass the baton to other members of our team,” said Webber. “As a shareholder, I look forward to seeing DynTek complete its turnaround and bring a positive return to investors.”

“The financial and business acumen and strategic insight Rob has brought to the company have been instrumental in our progression to date,” said Casper Zublin, Jr., DynTek’s chief executive officer. “He has been a valued member of DynTek’s leadership team and we wish him the best of luck in his new endeavors.”

The company also announced that Zublin’s compensation will be restructured to reflect a lower fixed component and a higher equity-based component that rewards value creation and EBITDA growth. In addition, the company is enacting G&A cost reductions in financial, legal, marketing and general office expenses, and other selected cost controls. In total, the organizational changes and G&A cost reductions are expected to reduce annual costs by approximately $800,000, in addition to previously announced reduction targets.

“It is vital for our company to continue to control expenses at the corporate level, in order to maximize the sales and technical investments we can make at the regional level,” stated Zublin.

About DynTek

DynTek is a leading provider of professional technology services to mid- market customers, such as state and local governments, educational institutions and commercial entities in the largest IT markets nationwide. The company offers technology practices in IT security, advanced network infrastructure, voice over internet protocol (“VOIP”), and access infrastructure. DynTek’s multi-disciplinary approach allows our clients to turn to a single source for their most critical technology requirements. For more information, visit www.dyntek.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, success in reaching target markets for services and products in a highly competitive market and the ability to maintain existing and attract future customers; the ability to finance and sustain operations, including the ability to comply with the terms of working capital facilities and/or other term indebtedness of the Company, and to extend such obligations when they become due, or to replace them with alternative financing; the ability to raise equity capital in the future; the ability to achieve profitability despite historical losses from operations; the ability to maintain business relationships with IT product vendors and the ability to procure products as necessary; the size and timing of additional significant orders and their fulfillment; the continuing desire of and available budgets for state and local governments to outsource to private contractors; the ability to successfully identify and integrate acquisitions; the retention of skilled professional staff and certain key executives; the performance of the Company’s government and commercial technology services; the continuation of general economic and business conditions that are conducive to outsourcing of IT services; the ability to maintain trading on the NASD OTC Bulletin Board or other markets in the future; and such other risks and uncertainties included in our Annual Report on Form 10-K filed on September 29, 2005, our Quarterly Reports on Form 10-Q filed on November 14, 2005 and February 21, 2006, and other SEC filings. The Company has no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.